Exhibit 10.2

Non-Employee Director Compensation

Element of Compensation	Dollar Value

Annual Board Retainer:	$95,000
Annual Lead Independent Director Retainer:	$25,000
Annual Committee Chair Retainer (other than Audit Committee):	$10,000
Annual Audit Committee Chair Retainer:	$17,500
Annual Audit Committee Member Retainer (other than Audit Committee Chair):	$10,000
Annual Equity Award:	$130,000	(in restricted stock units)

Stock Ownership Guidelines: Each director must hold three (3) times the “Annual Board Retainer” in CONSOL Energy Inc.’s common stock (including any securities convertible or exercisable into its common stock (excluding stock options)) after five (5) years of service on the Board.